Hartley Moore Accountancy Corporation
19781 Sky Park Circle, Suite H
Irvine, CA 92614
Tel: (949) 438-4730

www.hmcpa.com

January 12, 2015

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Dear Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated January 9, 2015 of bulk Storage Software, Inc. and are in agreement with the statements contained therein insofar as they pertain to our firm.

Very Truly Yours,

Hartley Moore Accountancy Corporation

Hartley Moore Accountancy Corporation